EXHIBIT 24

POWER OF ATTORNEY

Know all those by these presents, that each person whose signature appears below constitutes and appoints Robert N. Tenczar, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Form 10K for the fiscal year ending December 30, 2000 of MMI Products, Inc. under the Exchange Act of 1934, including, without limiting the generality of the foregoing, to sign the Form 10K in the name and on behalf of the undersigned as a director of MMI Products, Inc., and any and all amendments or supplements to the Form 10K. The undersigned further grants unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE

/s/ Thomas F. McWilliams	Director
Thomas F. McWilliams

Date: February 20, 2001

SIGNATURE	TITLE

/s/ Carl L. Blonkvist	Director
Carl L. Blonkvist

Date: February 28, 2001

SIGNATURE	TITLE

/s/ Stuyvesant Comfort	Director
Stuyvesant Comfort

Date: February 23, 2001